                                                                    EXHIBIT 99.1

                                                    1105 North Market Street
                                                            Suite 1230
                                                   Wilmington, Delaware 19801
                                                         www.delphifin.com

[DELPHI FINANCIAL GROUP, INC. LOGO]


Press Release


Contact: Bernard J. Kilkelly                             FOR IMMEDIATE RELEASE
         Vice President, Investor Relations              04/27/2004
Phone:   212-303-4349
E-mail:  bernie-kilkelly@dlfi.com


      DELPHI FINANCIAL ANNOUNCES FIRST QUARTER 2004 OPERATING EPS OF $0.83
                        AND NET INCOME PER SHARE OF $0.94

Wilmington, Delaware - April 27, 2004 - Delphi Financial Group, Inc. (NYSE: DFG) announced today that net income in the first quarter of 2004 was $30.6 million, or $0.94 per share, which included realized investment gains of $3.4 million, or $0.11 per share. This compared with net income in the first quarter of 2003 of $22.5 million, or $0.71 per share, which included realized investment gains of $0.8 million, or $0.03 per share. Per share amounts for the first quarter of 2003 have been adjusted to reflect the 3-for-2 common stock split effected on December 22, 2003.

Operating earnings (1) in the first quarter of 2004 were $27.2 million, or $0.83 per share, an increase of 25% from first quarter 2003 operating earnings of $21.7 million, or $0.68 per share. Delphi's sharply higher profits were driven by strong growth in premiums and excellent investment results.

Core group employee benefit premiums in the first quarter of 2004 grew 17% from the first quarter a year ago, reaching a record $189.1 million. This growth was driven by a 30% increase in premiums from excess workers' compensation insurance for self-insured employers, the leading product of Delphi's Safety National subsidiary. Safety National continued to capitalize on the hard market for excess workers' compensation, achieving average price increases of 15% on first-quarter renewals along with average increases of 9% on self-insured retention levels. Delphi's premium growth also benefited from 23% growth in group disability premiums at Delphi's Reliance Standard Life subsidiary. The combined ratio in group employee benefits insurance in the first quarter of 2004 was 95.5%, compared with 95.0% in the first quarter of 2003.

Robert Rosenkranz, Chairman and Chief Executive Officer, commented, "Delphi's earnings growth exceeded our expectations in the first quarter as both our insurance operations and investment operations were hitting on all cylinders. Our investment income growth was ahead of our plan as we benefited from rapid growth in invested assets and strong investment performance. Our insurance businesses continued to take advantage of very positive market environments. We expect the hard market for Safety National's excess workers' compensation business to continue for some time, based on an accelerating shift toward self-insurance following several years of large price increases in the primary workers' compensation market. In Reliance Standard's group employee benefits market, we are continuing to expand our presence in our attractive niche of companies with 10 to 500 employees, while remaining focused on maintaining our pricing and underwriting discipline."

                                                                    EXHIBIT 99.1

DELPHI FINANCIAL REPORTS FIRST QUARTER 2004 OPERATING EPS OF $0.83        PAGE 2

Mr. Rosenkranz added, "Results for the first quarter were about five cents above the top of the range of guidance we provided in February. Given those results, and the strong trends in our business, we are increasing our guidance for full-year 2004 to a range of $3.20 to $3.25 for operating earnings per share, up from our previous guidance of $3.16 to $3.20."

Delphi's net investment income in the first quarter of 2004 increased 15% to $52.5 million from $45.7 million in the prior year. Invested assets at March 31, 2004 were $3.3 billion, up 14% from $2.9 billion at March 31, 2003. The pre-tax equivalent yield on the Company's investment portfolio in the first quarter of 2004 was 6.7%, unchanged from the first quarter of 2003. Book value per share increased to $27.04 at March 31, 2004 from $25.49 at the end of 2003.

On April 28, 2004 at 11:00 AM (Eastern time), Delphi will broadcast the Company's first quarter 2004 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi's website for one week beginning at approximately 1:00 PM (Eastern time) on April 28, 2004.

In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statement made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as "expect," "believe," "plan," "outlook," "goal" or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi's control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services and tax laws and regulations, market pricing and competitive trends relating to insurance products and services, acts of terrorism, and the availability and cost of reinsurance, and those relating specifically to Delphi's business, such as the level of its insurance premiums and fee income, the claims experience and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi's investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.

Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers' compensation for self-insured employers, travel accident and dental. Delphi's asset accumulation business emphasizes individual fixed annuity products. Delphi's common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

                                                                    EXHIBIT 99.1


DELPHI FINANCIAL REPORTS FIRST QUARTER 2004 OPERATING EPS OF $0.83       PAGE 3

(1) Operating earnings, which is a non-GAAP financial measure, consist of net income excluding after-tax realized investment gains and losses, as applicable. After-tax net realized investment gains were $3.4 million and $0.8 million, or $0.11 per share and $0.03 per share, for the first quarter of 2004 and 2003, respectively. The Company believes that because realized investment gains and losses arise from events that, to a significant extent, are within management's discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company's operating trends. Investment gains and losses may be realized based on management's decision to dispose of an investment or management's judgment that a decline in the market value of an investment is other than temporary. Thus, realized investment gains and losses are not reflective of the Company's ongoing earnings capacity, and trends in the earnings of the Company's underlying insurance operations can be more clearly identified without the effects of these gains and losses. For these reasons, management uses the measure of operating earnings to assess performance and make operating decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, investment gains and losses are likely to occur periodically and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company's overall performance and may not be calculated in the same manner as similarly titled captions in other companies' financial statements. As to forward-looking statements contained in this press release regarding operating earnings, net income is unavailable for the referenced future periods, since the amounts of any future realized investment gains and losses are subject to future market and other conditions that cannot presently be predicted. All per share amounts are on a diluted basis.

                                -tables attached-

                          DELPHI FINANCIAL GROUP, INC.
                           NON-GAAP FINANCIAL MEASURES
                             RECONCILIATION TO GAAP
                (UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                 Three Months Ended
                                                                             ----------------------------
                                                                               03/31/04         03/31/03
                                                                             -----------      -----------
INCOME STATEMENT DATA

OPERATING EARNINGS (NON-GAAP MEASURE)                                        $    27,227      $    21,706
   Net realized investment gains, net of taxes                                     3,394              790
                                                                             -----------      -----------
NET INCOME (GAAP MEASURE)                                                    $    30,621      $    22,496
                                                                             ===========      ===========

DILUTED RESULTS PER SHARE OF COMMON STOCK:

   OPERATING EARNINGS (NON-GAAP MEASURE)                                     $      0.83      $      0.68
     Net realized investment gains, net of taxes                                    0.11             0.03
                                                                             -----------      -----------
   NET INCOME (GAAP MEASURE)                                                 $      0.94      $      0.71
                                                                             ===========      ===========

BALANCE SHEET DATA                                                             03/31/04         12/31/03
                                                                             -----------      -----------

Shareholders' equity, excluding accumulated other
   comprehensive income                                                      $   786,707      $   746,012
   Add:  Accumulated other comprehensive income                                   68,372           52,428
                                                                             -----------      -----------
Shareholders' equity (GAAP measure)                                          $   855,079      $   798,440
                                                                             ===========      ===========

DILUTED BOOK VALUE PER SHARE OF COMMON STOCK, EXCLUDING
   ACCUMULATED OTHER COMPREHENSIVE INCOME (NON-GAAP MEASURE)                 $     25.10      $     24.00
   Add:  Accumulated other comprehensive income                                     1.94             1.49
                                                                             -----------      -----------
DILUTED BOOK VALUE PER SHARE OF COMMON STOCK (GAAP MEASURE)                  $     27.04      $     25.49
                                                                             ===========      ===========


Please see note 1 of the press release for a discussion regarding the usefulness of the non-GAAP financial measure "operating earnings." The Company believes that the non-GAAP financial measure "diluted book value per share excluding accumulated other comprehensive income" provides useful supplemental information because accumulated other comprehensive income fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market under GAAP.

The March 31, 2003 per share amounts have been adjusted to reflect the 3-for-2 common stock split effected on December 22, 2003.

                          DELPHI FINANCIAL GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                  Three Months Ended
                                                                ----------------------
                                                                03/31/04      03/31/03
                                                                --------      --------
Revenue:
   Premium and fee income                                       $200,710      $171,761
   Net investment income                                          52,543        45,705
   Net realized investment gains                                   5,221         1,215
                                                                --------      --------
                                                                 258,474       218,681
                                                                --------      --------
Benefits and expenses:
   Benefits, claims and interest credited to policyholders       150,102       130,414
   Commissions and expenses                                       59,775        53,032
                                                                --------      --------
                                                                 209,877       183,446
                                                                --------      --------

     Operating income                                             48,597        35,235

Interest expense:
   Corporate debt                                                  3,436         2,269
   Junior subordinated deferrable interest debentures              1,105           839
Income tax expense                                                13,435         9,631
                                                                --------      --------
     Net income                                                 $ 30,621      $ 22,496
                                                                ========      ========

Basic results per share of common stock:
     Net income                                                 $   0.97      $   0.72
   Weighted average shares outstanding                            31,691        31,235

Diluted results per share of common stock:
     Net income                                                 $   0.94      $   0.71
   Weighted average shares outstanding                            32,706        31,821

Dividends paid per share of common stock                        $   0.08      $   0.05

The 2003 results per share and shares outstanding have been restated to reflect the 3-for-2 common stock split effected on December 22, 2003.

                          DELPHI FINANCIAL GROUP, INC.
                     SUMMARIZED CONSOLIDATED BALANCE SHEETS
                (UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        03/31/04        12/31/03
                                                                       ----------      ----------
Assets:
    Investments:
     Fixed maturity securities, available for sale                     $2,925,126      $2,862,045
     Short-term investments                                               110,001         114,752
     Other investments                                                    278,996         225,957
                                                                       ----------      ----------
                                                                        3,314,123       3,202,754

    Cash                                                                   23,375          18,733
    Cost of business acquired                                             183,682         183,665
    Reinsurance receivables                                               401,434         409,620
    Goodwill                                                               93,929          93,929
    Securities lending collateral                                         187,820            --
    Other assets                                                          203,186         176,170
    Assets held in separate account                                        84,139          92,661
                                                                       ----------      ----------
       Total assets                                                    $4,491,688      $4,177,532
                                                                       ==========      ==========

Liabilities and Shareholders' Equity:
    Policy liabilities and accruals                                    $1,515,220      $1,495,617
    Policyholder account balances                                         972,845         961,356
    Corporate debt                                                        154,750         143,750
    Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities
     issued by unconsolidated subsidiaries                                 59,762            --
    Securities lending payable                                            187,820            --
    Other liabilities and policyholder funds                              662,073         642,906
    Liabilities related to separate account                                84,139          79,413
                                                                       ----------      ----------
       Total liabilities                                                3,636,609       3,323,042

Company-obligated mandatorily redeemable capital securities
   of subsidiaries                                                           --            56,050

Shareholders' equity                                                      855,079         798,440
                                                                       ----------      ----------
       Total liabilities and shareholders' equity                      $4,491,688      $4,177,532
                                                                       ==========      ==========